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                                                                    EXHIBIT 99.1

FREMONT, Calif.--(BUSINESS WIRE)--May 21, 2001--KeraVision, Inc., a vision correction company, today announced that the U.S. Bankruptcy Court, Oakland Division, has approved a sale of substantially all of KeraVision's assets to Addition Technology, Inc. for $1,033,000.00. The Company expects this sale to close in the next month. After the closing, the Company expects to convert its bankruptcy case to a Chapter 7 liquidation.

In its bankruptcy filing papers, the Company previously cited its inability to obtain sufficient financing and the large capital expenditures required to develop its business as factors that have had an adverse affect on the Company's ability to continue to operate.

The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements. Actual results may differ materially from those expressed or implied in any forward-looking statement as a result of certain risks and uncertainties.

Note to Editors: KERAVISION and INTACS are protected trademarks of KeraVision, Inc. in the U.S. and foreign countries.

Contact:              KeraVision, Inc.
                      Chris James (510/353-3005)

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